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                               AMENDMENT AGREEMENT


         AMENDMENT AGREEMENT, dated as of December 13, 1996 by and between PDK Labs Inc., a New York corporation, with offices at 145 Ricefield Lane, Hauppauge, NY 11788 ("PDK") and, Compare Generiks, Inc., (formerly Lesser Paul, Inc.) a Delaware corporation, with offices at 300 Oser Avenue, Hauppauge, NY 11788 ("CGI").

         WHEREAS, PDK and CGI have heretofore entered into an Agreement (the "Agreement"), dated as of October 31, 1995.

         WHEREAS, the Agreement contains a provision providing for the payment by CGI to PDK of an amount equal to PDK's Material Cost (as defined in the Agreement) plus one hundred percent (100%) for the Pills (as defined in the Agreement) supplied pursuant thereto, which provision the parties hereto desire to amend to provide for the payment by CGI to PDK of an amount equal to PDK's Material Cost plus $.05 per bottle of Pills of the Compare Generiks brand products packaged in 25cc. bottles or as otherwise agreed in the related written purchase order.

         The terms which are not defined herein shall have the respective meanings ascribed to them in the Agreement.

         NOW, THEREFORE, for valid and good consideration, the parties hereto agree as follows:

         1. Section 2(a) of the Agreement shall be deleted in its entirety and shall be replaced with the following language:

                  "(a) Except as otherwise provided herein at paragraph 2, LPI will pay to PDK, PDK's material cost ("Material Cost") plus $.05 per vial or bottle of Pills of Compare Generiks brand products packaged in 25cc. bottles or for all


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                  other Pills and, for Compare Generiks brand products upon the mutual consent of the parties hereto, such other amount as shall be agreed by PDK and LPI as set forth in the related written purchase order. For purposes of this Agreement "Material Cost" shall mean PDK's actual material expenses incurred in the manufacture and packaging of the Pills."

         2. Except as hereinabove amended, all of the terms and provisions of the Agreement shall remain in full force and effect.

         3. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

            IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the day and year first above written.


                                                     PDK LABS INC.

                                            By:      /s/ Michael Krasnoff
                                                    ----------------------------
                                                     Michael Krasnoff, President

                                                     COMPARE GENERIKS, INC.

                                            By:      /s/ Thomas A. Keith
                                                    ----------------------------
                                                     Thomas A. Keith, President


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